LICENCED SOFTWARE DESIGNATION AGREEMENT
MLA No.:SIE112
Issue Date: 02 July 2010
For Partner Transaction

CUSTOMER : Leatt Corporation Inc.
ADDRESS : 50 kiepersol Crescent
Durbalville
7550

Maintenance

Sold to Id	Product Number	Product Name/Description	Quantity	Maintenance Start Date	Maintenance End Date
1193631	NX11110	NX M-1 Dsgn (FL)	1	01/09/2010	31/ /20 1
1193631	TC1DOTCXU	Teamcenter Express 2007 Deployment	1	01/09/2010	31/ /20 1
1193631	TC1DOENG	Teamcenter Engineering Deployment	1	01/09/2010	31/ /20 1
1193631	UG10000-WISD	NX S/W and Doc Media Site Set - Win	1	01/09/2010	31/ /20 1
1193631	TC14004	Teamcenter Express Shop Floor View	1	01/09/2010	31/ /20 1
1193631	TC14001	Teamcenter Express Author	9	01/09/2010	31/ /20 1
1193631	TC14003	Teamcenter Express Consumer	1	01/09/2010	31/ /20 1
1193631	NX21001	NX Licence Borrow Op on	1	01/09/2010	31/ /20 1
1193631	NX 13300	NX Mach 3 Industrial Design	1	01/09/2010	31/ /20 1
1193631	NX 13100	NX Mach 3 Product Design	1	01/09/2010	31/ /20 1
1193631	TC30302	Program Execu on Management Acces	10	01/09/2010	31/ /20 1
1193631	TC30301	Program Execu on Management Autho	1	01/09/2010	31/ /20 1

Plattorm :
Install Number :1193631

Customer Notes

Payment terms are as per your contract.
Payments for maintenance shall be made annually

Additional Terms and Conditions

The parties acknowledge that the Software and/or Software Maintenance listed above are being ordered by the Siem IS Partner identified below for delivery to the Customer identified below.

Delivery

Delivery of the Software identified in the LSDA will occur when Siemens IS makes the Software available to the Custo by means of electronic download from a website specified by Siemens IS. In the alternative, within Siemens IS's dis ion, Siemens IS also has the option of shipping media containing the Software to the Customer as an accommodation the Customer or because certain elements of the Software are not available for electronic download. The Software be delivered DDU (Incoterms 2000).

Maintenance

The initial period of maintenance begins the first day of the month following the date of delivery of Software to the Cu . Maintenance Payment Terms are stated above in the Customer Notes.

Customer Obligations

(i) Customer agrees that the Software and/or Software Maintenance described above are provided under the terms and conditions of the Software Licence Agreement noted above and any additional terms and conditions noted under the Product Name/Description above; (ii) Customer will retain full control over the use of the Software and any modifications or enhancements thereof; (iii) Customer may not assign any of its obligations, rights or remedies, other than the obligation of payment, and any such attempted assignment will be null and void, except as stated in the Software Licence Agreement noted above.

Partner Obligations

Subject to the Partner Agreement between Siemens IS and the Partner, the Software and/or Software Maintenance listed above is intended for resale to the Customer identified below. Partner hereby accepts the obligation of payment from Customer for the above listed Software and/or Software Maintenance and No rights of licences are provided to partner and Partner acknowledges and agrees that it has no right to possess or use the Software.

IN WITNESS WHEREOF, the parties hereto agree to be bound by these terms and conditions:

PARTNER : Esteq Design (Pty) Ltd	**CUSTOMER : Leatt Corporation ~~Inc~~**
SIGNATURE: [signature]	SIGNATURE: [signature]
NAME : W. van Wyk.	NAME : Sean Macdonald
TITLE : Procurement Manager	TITLE : CEO
DATE : 6/07/2011	DATE : 6/7/2011
Siemens Industry Software Ltd	**Siemens Industry Software Ltd**
BY : [signature]	BY : [signature]
NAME : Darren MacAskill	NAME : Ben Sheath
TITLE : Finance Manager	TITLE : UK Consulting Director
DATE : 7 JUL 2011	DATE : 7-JUL-2011